EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Dealer Advance, Inc.
16801 Addison Road, Suite 300
Addison, Texas 75001

Gentlemen:

We have issued our report dated April 11, 2008 accompanying the financial statements of Dealer Advance, Inc. and Subsidiary contained in the Form 10K under the Securities Exchange Act of 1934.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
April 15, 2008